EXHIBIT (23.1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Registration Nos. 2‑90702; 33‑18202; 33‑55986; 33-56101; 333-95043; 333-109890; 33‑34000; 33-56151; 333-18627; 333-109891; 33‑39228; 33-56125; 333-70835; 33‑60266; 333-95041; 333-40239; 333-95037; 333-50969; 333-58360; 333-97927; 333-115567; 333-129427; 333-129428; 333-140988; 333-115568; 333-132139; 333-147148; 333-163837; 333-163838; 333-165130; 333-165132; 333-166646; 333-174028; 333-176601; 333-178300; 333-178302; 333-184650; 333-190317; 333-199729; 333-199730; and 333-199732) and Form S-3 (Registration No. 333-201445) of Ecolab Inc. of our report dated February 24, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 24, 2017